Exhibit 99.1

For more information contact:

Sabina Burns	James McIntyre
Virage Logic Corporation	McClenahan Bruer Communications
510-743-8115	503-546-1016
sabina.burns@viragelogic.com	james@mcbru.com

Virage LOGIC ENTERS INTO AGREEMENT TO Acquire

Ingot Systems

Physical Semiconductor Intellectual Property (IP) Leader Will Expand Product Portfolio with Addition of Double Data Rate (DDR) Memory Controller Solutions

FREMONT, Calif. – August 7, 2007 – Virage Logic Corporation (NASDAQ: VIRL), the semiconductor industry’s trusted IP partner and pioneer in Silicon Aware IP™, today announced the entrance into an agreement to acquire privately held Ingot Systems, Inc., a leading provider of critical functional IP and design services to the semiconductor industry. The planned acquisition will expand Virage Logic’s ability to serve the company’s chosen market by adding new products and services required in the rapid development of System-on-Chip (SoC) integrated circuits to Virage Logic’s current family of memory compilers, logic libraries and related development tools. The proposed acquisition is an all-cash transaction and is expected to be accretive (non-GAAP) beginning in early fiscal year 2008. The transaction is expected to close by August 15, 2007.

Memory controllers play an important role in integrated circuits (ICs) involving external dynamic random access memory (DRAM); key markets for such ICs include data storage, enterprise networking, mobile, graphics and consumer electronics. Virage Logic already has a well-established global customer presence with semiconductor suppliers who are addressing the above-mentioned markets. Ingot Systems’ innovative technology is silicon proven and includes integrated DDR1, DDR2, DDR2/3 and MobileSDR/Mobile DDR memory controllers which include a memory controller, physical layer (PHY), and delay locked loop (DLL).

“In our engagements with well over 300 existing worldwide customers, we have seen the need to provide additional IP building blocks to enable successful and timely development of large SoC products,” said Dan McCranie, Virage Logic president and chief executive officer. “Our memory compiler and logic library families have set the standard for high quality products by providing our customers with a wide variety of advanced features. We will now begin to add to this portfolio by providing additional families of IP products that are needed today by our customer base. By bringing Ingot Systems’ strong technology teams into our company, we believe we will be providing the initial technological and operational nucleus for Virage Logic to provide a much more comprehensive product and services solution to our customers.”

“We are excited to be a part of Virage Logic because the company’s global sales channel will make Ingot Systems’ product offering more broadly available in the market and their award-winning customer services organization will help ensure customers receive the highest quality support,” said Jai Iyer, Ingot Systems co-founder, president and chief executive officer.

“As the semiconductor industry’s trusted IP partner, Virage Logic also has a proven track record of developing leading technology through continuous investments in R&D, which will help Ingot Systems’ product line continue to evolve to meet customer requirements,” said Raghavan Menon, Ingot Systems co-founder and vice president of engineering.

Ingot Systems has approximately 30 employees in two locations: Santa Clara, Calif., and Pune, India. Ingot Systems’ California employees will relocate to Virage Logic’s Fremont headquarters. The Pune, India location will retain its employees and this site will establish Virage Logic’s second research and development facility in that country.

About Ingot Systems, Inc.

Founded in 2003, Ingot Systems is a premier ASIC design solutions company offering design solutions to customers in the form of specialty IP solutions, full-chip design, design verification and physical design services. The company’s specialty IP solutions include memory controller and the related PHY and DLL – all with advanced features that deliver high-performance in a minimum die area and with low power dissipation. Ingot Systems’ design services utilize advanced and automated methodologies developed through the company’s ASIC design expertise. Ingot Systems uses internally developed IP in the form of proven EDA tool flows, script-based automation, extensive libraries of key functions to create three main ASIC design solutions: Spec-2-IC, a full-chip ASIC design service, Robust-IC design verification process and Gate-2-IC, an automated platform for physical design.

About Virage Logic

Founded in 1996, Virage Logic Corporation (Nasdaq: VIRL) rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today, as the semiconductor industry’s trusted IP partner, the company is a leading provider of embedded memories, logic, and I/Os, and is pioneering the development of a new class of IP called Silicon Aware IP™. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic’s highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon Characterization Lab™ for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. The company also prides itself on providing superior customer support and was named the 2006 Customer Service Leader of the Year in the Semiconductor IP Market by Frost & Sullivan. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.

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SAFE HARBOR STATEMENT FOR VIRAGE LOGIC UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The statements made in this news release, other than statements of historical fact, are forward-looking statements, including statements relating to the first-quarter performance and the company’s competitive position. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to maintain its position as a leading provider of semiconductor IP; Virage Logic’s ability to continue to develop new products and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies; competition in the market for semiconductor IP platforms; statements regarding the business outlook and products; statements regarding the extent and timing of future revenues and expenses and customer demand; statements made by industry analysts relating to the possible benefit to Virage Logic’s leadership in embedded memory technology; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2006, and in Virage Logic’s other periodic reports filed with the Securities and Exchange Commission or the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov). Virage Logic does not intend, and undertakes no obligation, except as required by law, to update any forward-looking statements made in this news release.